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                                                               EXHIBIT NO. 10.1

                               STATEMENT OF WORK

THIS STATEMENT OF WORK ("SOW") is made and entered into as of February 9, 2007 ("Effective Date") by and between Original Ink, LLC a Corporation of the Commonwealth of Virginia, and Catuity Inc. ("CATUITY"), a Delaware C Corporation. The professional services that are provided by Original Ink will be performed by Victoria Platt and governed by the terms and conditions set forth in this SOW.

SERVICE FEES AND PAYMENT TERMS

Included under this SOW are the activities described herein. Victoria Platt will work with CATUITY to complete the activities listed below. The intent of this contractor position is to act in a Marketing Consultant role and provide Marketing advise and direction to the Marketing Manager, National Sales Director and all members of the Sales team and other Catuity staff as needed. The role will deal primarily with the Marketing and Sales teams, but is in no way limited to those departments.

 Primary Job Duties

      - Create a one-page branding document that outlines the purpose and positioning of Catuity, the competitive marketplace and Catuity's key selling propositions

      - Build 4 to 5 case studies which highlight the success stories of Catuity clients.

      - Create 1-2 page sell sheets for each product offered by Catuity that includes a brief description of the product, key product benefits, key selling propositions, competitive differences, major customer objections, Catuity customer success stories and proposed sales script(s)

      - Execute a Needs Assessment for Phase II of the website; recommend next steps to achieve a goal of 40% of all sales leads coming from Catuity.com by Q3 2007.

      -     Develop a templated webinar for Gift Cards and for Loyalty Programs

      - Assist in developing and executing promotional programs for the client and industry trade shows as specified by Catuity.

      - Assist in developing and executing follow-on contact strategies after completion of the base 30 day call strategy, to include content, frequency, media, sequencing

      -     Provide marketing expertise and advice on other projects as needed.

All deliverables are subject to a monthly review with Catuity staff. This position is for a part-time contractor.

For Ms. Platt's services, CATUITY shall pay Original Ink in the following manner:

      a) CATUITY shall pay a fee of up to $8,000 for up to 120 hours for contract services outlined above within 30 days of invoice date. Ms. Platt will be required to work between 12 to 20 hours per week during the 3 month timeframe and should be available for phone and conference calls as needed.

      b) CATUITY will reimburse Original Ink for customary out-of-pocket expenses, including, but not limited to, travel costs, provided CATUITY has agreed to the same in writing prior to the expense being incurred.

      c) Deliverables within the OUTLINE may be added to the SOW, upon mutual agreement of Catuity and Original Ink, and as such will be billed at the same rate agreed upon in the SOW unless otherwise agreed upon in writing. All

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projects outside the scope of this SOW will be considered beyond the scope of the project.

      d) All additional consulting services and related expenses will be invoiced to CATUITY at least every twenty (20) business days.

Original Ink is acting as a prime contractor and does not currently intend to partner with other service providers. Original Ink may have the right to include third parties, provided CATUITY agrees, as it sees necessary to complete the scope of this project as outlined in this SOW. In the event that Original Ink elects to utilize any third party, it will first seek the approval of CATUITY.

Scheduling for delivery of the services being proposed in this SOW will begin upon the signing of this contract. The above consulting service rates are valid only if this SOW is signed on or before February 16, 2007 after which date the above-specified fee(s) shall be subject to change by CATUITY.


IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have executed this SOW.


CATUITY INC.                            ORIGINAL INK, LLC

By: /s/ Debra Hoopes                    By: /s/ Victoria Platt
    ----------------------               -----------------------------

    Debra Hoopes                            Victoria Platt
    SVP and CFO                             Principal
    300 Preston Ave
    Suite 302
    Charlottesville, VA 22902

    Date:   February 16, 2007               Date: February 16, 2007